As filed with the Securities and Exchange Commission on December 18, 2007

Commission File No. 333—146126

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

Amendment No. 3
to
Form SB-2

Registration Statement Under The Securities Act Of 1933

Signalife, Inc.

(Name of small business issuer in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3845 (Primary Industrial Code)	87-0441351 (I.R.S. Employer Identification No.)

Lowell T. Harmison
President and Chief Operating Officer

4705 Laurel Canyon Blvd., Suite 203
Studio City, California  91607
(818) 232-4560
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

Copies to

John M. Woodbury, Jr., Esq.
7251 Owensmouth Ave, Suite 7
Canoga Park, California 91303
(818) 337-2602

Approximate date of proposed sale to public:  From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box:  ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Offering Price Per Share	Proposed Aggregate Offering Price	Amount of Registration Fee
Common stock	4,375,730	$1.33(3)	$ 5,819,720.90	$ 178.67(5)
Common stock (2)	1,000,000	$1.00(4)	$ 1,000,000.00	$ 30.70(5)
Common stock (2)	500,000	$2.00(4)	$ 1,000,000.00	$ 30.70(5)
Total	5,875,730		$ 7,819,720.90	$ 240.07

(1)

Pursuant to SEC Rule 416(a), also covers additional common shares that may be offered to prevent dilution as a result of stock splits, stock dividends or similar transactions relating to these securities.

(2)

Represents common stock reserved for issuance by the registrant with respect to the prospective exercise of common share purchase warrants at the election of the holder of those warrants.

(3)

Pursuant to SEC Rule 457(h)(1) and 457(c), the filing fee is computed upon the basis of the average of the high and low prices reported by the American Stock Exchange as of the close of market on September 6, 2007.

(4)

Pursuant to SEC Rule 457(h)(1), the filing fee is computed based upon the exercise price for the underlying options or warrants.

(5)

Previously paid in connection with the initial filing of this registration statement on September 17, 2007.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanation

The registrant hereby refiles Part II to this registration statement for the purpose of incorporating a revised Exhibit.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13

Other Expenses Of Issuance And Distribution

The following table sets forth the estimated costs and expenses which we expect to incur with respect to the offering and sale or distribution of common shares under this registration statement.  We have agreed to pay all of these expenses.

SEC registration fee	$ 240.09
Financial printer fees to EDGARize and print registration statement	—
Transfer Agent Fees, including Printing and Engraving Stock Certificates	—
Legal fees and expenses	30,000.00*
Accounting fees and expenses	15,000.00*
Miscellaneous	1,000.00*
Total	$ 46,240.09*
* estimated

Item 14

Indemnification Of Directors And Officers

Our Articles of Incorporation, as amended, provide shall that we shall, to the maximum extent and in the manner under Delaware corporate law, indemnify each of our directors and officers against judgments, fines, settlements and other amounts, including expenses such as attorneys’ fees, actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation.  We are also obligated to eliminate the monetary liability to the maximum extent allowed under Delaware corporate law.  We may also have contractual indemnification obligations under our individual agreements with our directors, officers and employees, including an indemnification agreement we have entered into with certain of our executive officers.

The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup.  These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, including breaches resulting from negligent or grossly negligent behavior, except under certain situations defined by statute, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees, even though such actions, if successful, might otherwise benefit our company and shareholders.  We believe that the indemnification provisions in our Articles of Incorporation are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and we will be governed by the final adjudication of such issue.

Item 15

Recent Sales Of Unregistered Securities

During the three year period ending on the date of filing of this registration statement, we have sold or issued the following securities not registered under the Securities Act of 19331:

Rule 506

The offer and sale of the securities in each offering described below was exempt from the registration requirements of the Securities Act under SEC Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act (or in the case of common share purchase options or warrants issued as compensation for the provision of prospective services, are anticipated to be so exempt upon the earning or vesting of such options or warrants) insofar as:  (1) except as stated above, each of the investors was accredited within the meaning of Rule 501(a); (2) pursuant to Rule 506(b)(2)(i), there were no more than 35 non-accredited investors in the offering; (3) pursuant to Rule 506(b)(2)(ii), each purchaser in the offering who was not accredited either alone or with his purchaser representative had such knowledge and experience in financial and business matters to be capable of evaluating the merits and risk of the investment, or the company reasonably believed immediately prior to making the sale that such investor came with this description; (4) no offers or sales under the offering was effected through any general solicitation or general advertising within the meaning of Rule 502(c); and (5) the transfer of the securities in the offering were restricted by the company in accordance with Rule 502(d).  Except as stated below, no underwriting discounts or commissions were payable with respect to any of the offerings.

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On December 29, 2004, we sold an 8% convertible debenture in the amount of $2,000,000 to DKR SoundShore Oasis Holding Fund Ltd.  For so long as the debenture is unpaid, the debenture holder is entitled to convert the debenture into a number of common shares equal to the outstanding principal on the debenture divided by $5.25, such amount representing 105% of the closing price for our common shares on the trading day prior to the sale of the debenture.  We also have the right to pay the principal and interest on the debenture in common shares in lieu of cash provided that we first register those shares with the SEC, are not otherwise in default under the debenture, and have satisfied certain other conditions including notice requirements.  Should we elect to make payment in common shares, the principal and interest under the debenture subject to conversion would be convertible into those shares at the rate of 85% of the average of the three lowest closing prices for those shares during the ten day period prior to the repayment date.  If we only elect to pay interest with common shares, the conversion rate shall be fixed at 90% of the closing price immediately prior to the payment or delivery date.  As additional consideration for the purchase of the debenture, we also granted to the debenture holder warrants entitling it to purchase 275,000 common shares at the price of $5.75 per share, or 115% of the closing price for those shares on the trading day prior to the sale of the debenture.  These warrants lapse to the extent not fully exercised by December 29, 2009.

1

Please note that we are including the grant of common share purchase options or warrants issued as compensation for the provision of prospective services that are subject to vesting conditions before they may be exercised, and accordingly will not again report the earning or vesting at any applicable later date.  These securities are not technically deemed sold under the federal securities laws, and therefore are not technically subject to this disclosure, except until and to the extent they become earned and exercisable. Nevertheless, in order to avoid confusion resulting from the reporting of numerous options and warrants on an incremental basis as they become earned and vested, we are electing to report these options or warrants in advance in anticipation of reliance upon the exemption from registration that will apply at such time of earning and vesting, subject to our registration of those securities prior to that date.

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On January 3, 2005, we issued to three directors, Messrs. Marvin H. Fink and Ellsworth Roston and Dr. Robert Koblin, as compensation for serving on the compensation committee of our board of directors, options to purchase 5,000, 5,000 and 5,000 common shares at $5.05 per share.  The options vest quarterly over a period of one year, and lapse if unexercised on February 3, 2010.  We valued each grant at $11,331 for pro-forma financial statement purposes using the Black-Scholes model.

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On January 3, 2005, we issued to two directors, Ms. Jennifer Black and Mr. Ellsworth Roston, as compensation for serving on the audit committee of our board of directors, options to purchase 10,000 and 10,000 common shares at $5.05 per share.  The options vest quarterly over a period of one year, and lapse if unexercised on February 3, 2010.  We valued each grant at $22,661 for pro-forma financial statement purposes using the Black-Scholes model.

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On January 20, 2005, we issued to one director, Ms. Jennifer Black, as compensation for serving on our board of directors, options to purchase 28,000 common shares at $3.95 per share.  The options vest quarterly over a period of one year, and lapse if unexercised on January 19, 2010.  We valued the grant at $48,285 for pro-forma financial statement purposes using the Black-Scholes model.

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On March 22, 2005, we issued to one director, Ms. Lucy Duncan-Scheman, as compensation for serving on our board of directors, options to purchase 50,000 common shares at $3.10 per share.  The options vest quarterly over a period of one year, and lapse if unexercised on March 21, 2010.  We valued the grant at $76,413 for pro-forma financial statement purposes using the Black-Scholes model.

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On March 31, 2005, we closed a private placement wherein we sold a total of 1,562,500 unregistered common shares, together with common share purchase warrants entitling the holder to purchase 1,500,000 restricted common shares, to Trellus Partners, LP for the sum of $5,000,000.  The warrants are exercisable at $1.60 per share, contain cashless exercise provisions, and lapse if unexercised on or before March 31, 2010.

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On April 8, 2005, we closed a private placement wherein we sold a total of 937,500 unregistered common shares, together with common share purchase warrants entitling the holder to purchase 900,000 restricted common shares, to Lagunitas Partners LP, Gruber & McBaine International, Jon D. and Linda W. Gruber, and J. Patterson McBaine, for the aggregate sum of $3,000,000.  The warrants are exercisable at $1.60 per share, contain cashless exercise provisions, and lapse if unexercised on or before April 8, 2010.  As part of the transaction, we agreed to file a registration statement with the SEC on or before April 20, 2005 to register the common shares sold and the common shares issuable upon the conversion of the warrants.  We further agreed to reduce the exercise price of the warrants to $1.20 per should we fail to file the registration statement on a timely basis.

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On June 6, 2005, we issued to one director, Dr. Lowell T. Harmison, as compensation for serving on our board of directors, options to purchase 28,000 common shares at $4.20 per share.  The options vest quarterly over a period of one year, and lapse if unexercised on June 6, 2010. We valued the grant at $62,661 for pro-forma financial statement purposes using the Black-Scholes model.

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On June 10, 2005, we entered into an investment banking agreement with Maxim Group, LLC.  Pursuant to this agreement, Maxim will provide non-exclusive investment banking, strategic advising and financial advising services to Recom, and will have certain rights to manage or co-manage any public offering and to participate in future private placements.  As partial compensation under this agreement, we granted Maxim a fully-vested warrant to purchase 500,000 common shares at $4.15 per share.  The warrants, which contain a cashless exercise provision, lapse if unexercised on June 10, 2010.  We valued the grant at $967,603 for pro-forma financial statement purposes using the Black-Scholes model.

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On July 22, 2005, we issued to each of two directors, Ms. Pamela Bunes and Mr. Rodney Hildebrandt, as compensation for joining on our board of directors, options to purchase 50,000 common shares at $3.43 per share.  The options vest quarterly over a period of one year, and lapse if unexercised on July 22, 2010. We valued each grant at $89,173 for pro-forma financial statement purposes using the Black-Scholes model.

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On July 22, 2005, we issued to each of two directors, Ms. Lucy Duncan-Scheman and Ms. Jennifer Black, as compensation for serving on the audit committee of our board of directors, options to purchase 10,000 common shares at $3.43 per share.  The options vest quarterly over a period of one year retroactive to March 21, 2005, and lapse if unexercised on March 21 2010. We valued each grant at $17,835 for pro-forma financial statement purposes using the Black-Scholes model.

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On July 22, 2005, we issued to each of a director, Ms. Lucy Duncan-Scheman, as compensation for serving on the compensation committee of our board of directors, options to purchase 5,000 common shares at $3.43 per share.  The options vest quarterly over a period of one year retroactive to March 21, 2005, and lapse if unexercised on March 21, 2010. We valued the grant at $8,917 for pro-forma financial statement purposes using the Black-Scholes model.

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On July 29, 2005, we issued to Ms. Norma Provencio, as compensation for joining our board of directors, options to purchase 50,000 common shares at $3.34 per share.  The options vest quarterly over a period of one year, and lapse if unexercised on July 29, 2010.  We valued the grant at $86,833 for pro-forma financial statement purposes using the Black-Scholes model.

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On July 29, 2005, we issued to Ms. Norma Provencio, as compensation for serving on the audit committee of our board of directors, options to purchase 10,000 common shares at $3.34 per share.  The options vest quarterly over a period of one year, and lapse if unexercised on July 29, 2010.  We valued the grant at $17,367 for pro-forma financial statement purposes using the Black-Scholes model.

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On August 23, 2005, we issued to Ms. Rowland Perkins, as compensation for joining our board of directors, options to purchase 50,000 common shares at $3.45 per share.  The options vest quarterly over a period of one year, and lapse if unexercised on August 23, 2010.  We valued the grant at $89,693 for pro-forma financial statement purposes using the Black-Scholes model.

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On November 1, 2005, we issued to a director, Mr. Ellsworth Roston, as compensation for further serving on our board of directors, options to purchase 28,000 common shares at $3.18 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing November 1, 2005, and lapse if unexercised on October 31, 2010, subject to acceleration and forfeiture provisions.  We valued the grant at $43,161 for pro forma financial statement purposes using the Black-Scholes model.

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On January 3, 2006, we issued to a director, Ms. Jennifer Black, as compensation for further serving on the audit committee of our board of directors, options to purchase 10,000 common shares at $2.70 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing January 3, 2006, and lapse if unexercised on January 2, 2011, subject to acceleration and forfeiture provisions.  We valued the grant at $12,853 for financial statement purposes using the Black-Scholes model.

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On January 20, 2006, we issued to a director, Ms. Jennifer Black, as compensation for further serving on our board of directors, options to purchase 28,000 common shares at $2.90 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing January 20, 2006, and lapse if unexercised on January 19, 2011, subject to acceleration and forfeiture provisions.  We valued the grant at $38,653 for financial statement purposes using the Black-Scholes model.

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On March 14, 2006, we entered into a two-year consulting agreement with Mr. James M. Lyons.  Under this agreement, Mr. Lyons is to provide consulting services relating to strategic, advisory, marketing and public capital markets matters to Signalife as it rolls-out its technologies, including strategic advisory services, consulting services on mergers and acquisitions, evaluative services on joint venture relationships, general business advice, capital structure consultation, and the configuration and/or additional to management, staff and our board of directors.  As partial consideration under that agreement, we granted to Mr. Lyons stock purchase options entitling him to purchase 450,500 common shares at $2.75 per share.  The fair market value of the shares as of date of grant was $2.89 per share, resulting in a $0.14 discount from market.  The first 150,000 options vest on the grant date.  The balance of the options will vest on the second through twenty-fourth monthly anniversary dates to the extent that Mr. Lyons is then providing services as of such dates.  The options lapse if not unexercised by March 14, 2011, subject to acceleration and forfeiture provisions.  We valued the grant at $622,405 for financial statement purposes using the Black-Scholes model.

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Effective as of April 4, 2006, we agreed to issue to a consultant, American Capital Ventures, Inc., as partial compensation for the provision of services under a five-year investor relations agreement, the following equity compensation: (1)  60,000 restricted common shares up front to cover American Capital Ventures’ start-up costs, with an additional 440,000 restricted common shares payable ratably over 36 months to the extent the agreement remains effective; and (2) stock purchase options entitling American Capital Ventures to purchase 500,000 common shares at $2.98 per share, reflecting the market price for the shares as of the date of the agreement.  These options vest ratably over 36 months to the extent the agreement remains effective, and lapse if not unexercised by April 4, 2011, subject to acceleration and forfeiture provisions.  Before terminating the agreement, we issued a total of 116,224 common shares value at $320,166.  We valued the options at $594,559 for financial statement purposes using the Black-Scholes model.  The services to be provided by American Capital Ventures under the investor relations agreement relate to the presentation of our company to interested brokerage firms, hedge funds and institutional investors, coordinate meetings with analysts, assist in preparing and disseminating public relations and marketing materials.

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On August 24, 2006, we entered into an amendment to the investor relations agreement pursuant to which American Capital Ventures would provide additional services over a six-week period in connection with preparing promotional materials for our athlete wellness program, while deferring compensation for approximately three months with respect to performance of the initial services under the agreement.  As partial compensation for the additional services, we agreed to pay to American Capital Ventures the following additional equity compensation:  (1) a total of 29,340 restricted common shares payable in installments over the consulting period; and (2) stock purchase options entitling American Capital Ventures to purchase 100,000 common shares at $3.01 per share, reflecting the market price for the shares as of the date of the agreement.  We valued the 29,340 shares granted at $61,465.  On November 3, 2006, following non-performance by American Capital Ventures, we determined that the aforesaid transaction, as amended, was not valid or legally enforceable at inception, to which American Capital Ventures concurred.  As a consequence, we cancelled all common shares and options issued to American Capital.

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On April 15, 2006, we issued to a director, Ms. Pamela M. Bunes, as compensation for further serving on our board of directors, options to purchase 28,000 common shares at $3.11 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing July 15, 2006, and lapse if unexercised on April 15, 2011, subject to acceleration and forfeiture provisions.  We valued the grant at $32,922 for financial statement purposes using the Black-Scholes model.

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On April 18, 2006, we issued to a director, Mr. Rodney Hildebrandt, as compensation for further serving on our board of directors, options to purchase 28,000 common shares at $3.05 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing July 18, 2006, and lapse if unexercised on April 18, 2011, subject to acceleration and forfeiture provisions.  We valued the grant at $32,287 for financial statement purposes using the Black-Scholes model.

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Effective as of April 23, 2006, we agreed to grant 50,000 common shares to a consultant, Knights Bridge, GP, as compensation under a business consulting agreement with that company.  Under this agreement, Knights Bridge is to provide consulting services concerning various business-related matters for a period of approximately five weeks.  We valued the grant at $156,000 as of the date of grant.

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On June 6, 2006, we issued to a director, Mr. Lowell T. Harmison, as compensation for further serving on our board of directors, options to purchase 28,000 common shares at $2.36 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing September 6, 2006, and lapse if unexercised on June 6, 2011, subject to acceleration and forfeiture provisions.  We valued the grant at $25,261 for financial statement purposes using the Black-Scholes model.

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On June 6, 2006, we issued to a director, Mr. Rowland Perkins, as compensation for serving on the audit committee of our board of directors, options to purchase 10,000 common shares at $2.36 per share, reflecting the fair market value of the shares as of that date.  One-half of these options vested upon grant, reflecting prior service on the committee since November 1, 2005, while the balance vest in two equal installments on August 1, 2006 and November 1, 2006, subject to acceleration and forfeiture provisions.  We valued the grant at $9,022 for financial statement purposes using the Black-Scholes model.

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On June 14, 2006, we entered into a new investment banking agreement with Maxim Group, LLC, which superceded and replaced the agreement previously entered into with Maxim on June 10, 2005.  Pursuant to this agreement, Maxim will provide non-exclusive investment banking, strategic advising and financial advising services to Signalife.  As additional compensation under this agreement, we granted Maxim warrants to purchase 750,000 common shares at $2.75 per share, and cancelled 500,000 warrants previously granted on June 10, 2005 in connection with the superceded agreement.  These new warrants, which contain a cashless exercise provision, lapse if unexercised on June 14, 2011.  The warrants vest as follows: 300,000 at grant, 100,000 at December 14, 2006, 150,000 at March 14, 2007 and 200,000 at June 14, 2007.  After taking into consideration the fair value of 500,000 warrants granted on June 10, 2005 which were cancelled, the incremental fair value of the warrants was estimated at $206,710 under the Black-Scholes option-pricing model computed as of the date of grant.  As further consideration under the agreement, we also repriced certain outstanding common stock purchase warrants granted to Maxim and its clients from an exercise price of $3.00 per share to a new exercise price of $2.50 per share. We have recorded an expense of $95,578 to reflect the incremental fair value of the repriced warrants under the Black-Scholes option-pricing model computed as of the date of modification.

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On June 26, 2006, we agreed with extend the loan-out agreement with B World Technologies pursuant to which Dr. Budimir Drakulic provides his services as our Chief Technology Officer for a period of ten years until June 26, 2016, subject to our review of compensation payable to B World Technologies.  On October 2, 2006, upon review of the aforesaid compensation provisions, we granted to B World Technologies an additional 350,000 common shares outright, and also granted it options entitling it to purchase an additional 300,000 common shares at $6 per share.  These options vest on October 2, 2008, and lapse, if not exercised, on October 2, 2011.  We also agreed to grant to B World Technologies an additional 200,000 common shares on October 2, 2008 in the event that Dr. Drakulic is then employed, and the price for our common shares is at least $3 per share, provided that if the total value of such shares as of such date exceeds $750,000, then such lesser number of shares shall be granted with a value of $750,000.  We valued the initial grant of 350,000 common shares at $672,000 as of the date of grant.  We valued the grant of options at $119,884 for financial statement purposes using the Black-Scholes model.

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On July 29, 2006, we issued to a director, Ms. Norma Provencio, as compensation for further serving on our board of directors, options to purchase 28,000 common shares at $2.76 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing October 29, 2006, and lapse if unexercised on July 29, 2011, subject to acceleration and forfeiture provisions.  We valued the grant at $29,543 for financial statement purposes using the Black-Scholes model.

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On August 8, 2006, we issued to a director, Ms. Norma Provencio, as compensation for further serving as the chairman of the audit committee of our board of directors, options to purchase 30,000 common shares at $2.76 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing November 8, 2006, and lapse if unexercised on August 8, 2011, subject to acceleration and forfeiture provisions . We valued the grant at $30,602 for financial statement purposes using the Black-Scholes model.

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On August 8, 2006, we issued to each of two directors, Ms. Jennifer Black and Mr. Rowland Perkins, as compensation for further serving on the audit committee of our board of directors, options to purchase 28,000 common shares at $2.76 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing November 8, 2006, and lapse if unexercised on August 8, 2011, subject to acceleration and forfeiture provisions.  We valued the grant at $29,279 for financial statement purposes using the Black-Scholes model.

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On August 8, 2006, we issued to each of three directors, Mr. Rowland Perkins, Mr. Ellsworth Roston, and Ms. Jennifer Black, as compensation for further serving on the compensation committee of our board of directors, options to purchase 5,000 common shares at $2.76 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing November 8, 2006, and lapse if unexercised on August 8, 2011, subject to acceleration and forfeiture provisions.  We valued the grant at $5,856 for financial statement purposes using the Black-Scholes model.

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On October 23, 2006, we issued to a director, Mr. Charles Harrison, as compensation for joining our board of directors, options to purchase 50,000 common shares at $1.61 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing January 23, 2007, and lapse if unexercised on October 23, 2011, subject to acceleration and forfeiture provisions.

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On October 23, 2006, we issued to a director, Mr. Charles Harrison, as compensation for joining the audit committee our board of directors, options to purchase 25,000 common shares at $1.61 per share, reflecting the fair market value of the shares as of that date.  The options vest quarterly over a period of one year commencing January 23, 2007, and lapse if unexercised on October 23, 2011, subject to acceleration and forfeiture provisions.

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On October 31, 2006, we closed several private placements to accredited institutional investors pursuant to which we received gross proceeds of $2,500,000 from Trellus Partners, LP, an existing shareholder, and its affiliates, and $430,000 from three new shareholders through the sale of a total of 1,890,323 common shares priced at $1.55 per share, together with five-year warrants entitling the holders to purchase a total of 756,129 common shares at $2.23 per share.  As part of the transaction, we agreed to file a registration statement with the SEC within 20 days of the closing date to register the common shares sold and the common shares issuable upon the conversion of the warrants.  We further agreed to reduce the exercise price of the warrants to $1.83 per should we fail to file the registration statement on a timely basis.  Maxim Partners, LLC acted as placement agent with respect to procuring the three new shareholders, and was paid a cash commission of $32,250, or 7.5% of the proceeds raised from the new shareholders, plus five-year placement agents warrants entitling it to purchase units comprised of 27,742 common shares at $1.55 per share, plus warrants entitling it to purchase a total of 11,097 common shares at $2.23 per share.

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On August 29, 2007, we issued 250,000 common shares to Media Concepts, Inc., an affiliate of MJD Corp. as compensation for services provided under an Investor Relations Agreement with MJD Corp dated effective January 1, 2007.  Under this agreement, MJD handles investor relations and media matters for the company relating to product promotion, including arrangement of interviews and the purchase, placement and distribution of media time.  These shares were valued at $945,000 based upon the fair market value of the shares determined as the closing stock price as reported by AMEX at the dates of issuance.

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On October 22, 2007, we issued 250,000 common shares to the principal of MJD Media LLC as compensation for services provided under an Investor Relations Agreement with MJD Corp dated effective October 23, 2007. Under this agreement, MJD handles investor relations and media matters for the company relating to product promotion, including arrangement of interviews and the purchase, placement and distribution of media time. These shares were valued at $420,000 based upon the fair market value of the shares determined as the closing stock price as reported by AMEX at the dates of issuance.

Rule 505

The offer and sale of the securities in each offering described below was exempt from the registration requirements of the Securities Act under SEC Rule 505 of Regulation D promulgated under Section 3(b) of the Securities Act (or in the case of common share purchase options or warrants issued as compensation for the provision of prospective services, are anticipated to be so exempt upon the earning or vesting of such options or warrants) insofar as:  (1) except as stated below, none of the investors in the offering are to the company’s knowledge accredited within the meaning of Rule 501(a); (2) pursuant to Rule 505(b)(2)(i), the aggregate offering price for the offering did not exceed $5,000,000, less the offering price of all securities sold within the twelve months preceding the start of and during the offering of securities under Rule 505 or in reliance upon any exemption under Section 3(b) of the Securities Act of 1933 or in violation of Section 5 of the Securities Act of 1933; (3) pursuant to Rule 505(b)(2)(ii), there were no more than 35 non-accredited investors in the offering; (4) no offers or sales under the offering was effected through any general solicitation or general advertising within the meaning of Rule 502(c); and (5) the transfer of the securities in the offering were restricted by the company in accordance with Rule 502(d).  Except as stated below, no underwriting discounts or commissions were payable with respect to any of the offerings.

•

On February 1, 2005, we issued to seven employees options to purchase a total of 92,000 common shares at $4.05 per share.  The options vest over a period of five years, and lapse if unexercised on January 31, 2010. We valued the grant at $183,686 for pro-forma financial statement purposes using the Black-Scholes model.

•

On May 17, 2005, we issued to an employee options to purchase a total of 100,000 common shares at $3.75 per share. The options vest over a period of eight quarters, and lapse if unexercised on May 17, 2010. We valued the grant at $199,813 for pro-forma financial statement purposes using the Black-Scholes model.

•

On June 6, 2005, we issued to an employee options to purchase a total of 100,000 common shares at $4.20 per share.  The options vest over a period of eight quarters, and lapse if unexercised on June 6, 2010.  We valued the grant at $223,791 for pro-forma financial statement purposes using the Black-Scholes model.

•

On June 15, 2005, we issued to an employee options to purchase a total of 200,000 common shares at $4.01 per share.  The options vest over a period of four quarters, and lapse if unexercised on June 15, 2010. We valued the grant at $427,333 for pro-forma financial statement purposes using the Black-Scholes model.

•

On June 27, 2005, we issued to a consultant, Garud Technology Services, options to purchase a total of 100,000 common shares at $3.85 per share, in connection with the provision of product development and manufacturing consulting advice.  The options vest over a period of eight quarters, and lapse if unexercised on June 27, 2010.  We will value and expense the grant on a quarterly basis as services are performed.

•

On July 18, 2005, we issued to an employee options to purchase a total of 25,000 common shares at $3.48 per share.  The options vest over a period of eight quarters, and lapse if unexercised on July 18, 2010.

•

On August 15, 2005, we issued to an employee options to purchase a total of 100,000 common shares at $3.30 per share.  The options vest over a period of sixteen quarters, and lapse if unexercised on August 15, 2010.

•

On May 1, 2006, we issued to an employee options to purchase a total of 10,000 common shares at $2.87 per share, reflecting the fair market value of the shares as of that date.  The options vest in equal installments quarterly over a period of one year commencing May 31, 2006, and lapse if unexercised on May 1, 2011, subject to acceleration and forfeiture provisions.  We valued the grant at $10,850 for financial statement purposes using the Black-Scholes model.

•

On May 29, 2006, we issued to a new employee as an inducement grant options to purchase a total of 50,000 common shares at $2.19 per share, reflecting the fair market value of the shares as of that date.  The options vest in equal installments quarterly over a period of two years commencing August 19, 2006, and lapse if unexercised on May 29, 2011, subject to acceleration and forfeiture provisions.  We valued the grant at $41,860 for financial statement purposes using the Black-Scholes model.

•

On May 29, 2006, we issued to a new employee as an inducement grant options to purchase a total of 60,000 common shares at $2.19 per share, reflecting the fair market value of the shares as of that date.  The options vest in equal installments quarterly over a period of one year commencing August 19, 2006, and lapse if unexercised on May 29, 2011, subject to acceleration and forfeiture provisions.  We valued the grant at $50,232 for financial statement purposes using the Black-Scholes model.

•

On June 1, 2006, we issued to two employees options to purchase a total of 100,000 common shares at $2.36 per share, reflecting the fair market value of the shares as of that date.  The options vest in equal installments quarterly over a period of two years commencing September 1, 2006, and lapse if unexercised on June 1, 2011, subject to acceleration and forfeiture provisions.  We valued the grant at $90,218 for financial statement purposes using the Black-Scholes model.

•

On June 6, 2006, we issued to an employee options to purchase a total of 50,000 common shares at $2.35 per share, reflecting the fair market value of the shares as of that date.  The options vest in equal installments quarterly over a period of one year commencing September 6, 2006, and lapse if unexercised on June 6, 2011, subject to acceleration and forfeiture provisions.  We valued the grant at $44,918 for financial statement purposes using the Black-Scholes model.

•

On July 14, 2006, we issued to an employee options to purchase a total of 12,500 common shares at $2.36 per share, reflecting the fair market value of the shares as of that date.  The options vest in equal installments quarterly over a period of four years commencing October 14, 2006, and lapse if unexercised on July 14, 2011, subject to acceleration and forfeiture provisions.  We valued the grant at $12,875 for financial statement purposes using the Black-Scholes model.

•

On August 15, 2006, we issued to an employee options to purchase a total of 15,000 common shares at $2.09 per share, reflecting the fair market value of the shares as of that date.  The options vest in equal installments quarterly over a period of four years commencing November 15, 2006, and lapse if unexercised on August 15, 2011, subject to acceleration and forfeiture provisions.  We valued the grant at $61,145 for financial statement purposes using the Black-Scholes model.

•

On September 16, 2006, we issued to an employee options to purchase a total of 25,000 common shares at $2.02 per share, reflecting the fair market value of the shares as of that date.  The options vest in equal installments quarterly over a period of two years commencing January 1, 2007, and lapse if unexercised on September 16, 2011, subject to acceleration and forfeiture provisions.  We valued the grant at $12,875 for financial statement purposes using the Black-Scholes model.

Item 16

Exhibits And Financial Statement Schedules

3.1

Restated Certificate Of Incorporation Of Signalife, Inc. filed by the Delaware Secretary of State on May 5, 2006 (19)

3.2

Certificate Of Designation Of Rights, Preferences And Limitations Of Series ’A’ Convertible Preferred Stock Of Recom Managed System, Inc. filed by the Delaware Secretary of State on September 9, 2003 (9)

3.3

Amendment To Certificate Of Designation Of Rights, Preferences And Limitations Of Series ’A’ Convertible Preferred Stock Of Recom Managed System, Inc. filed by the Delaware Secretary of State on April 26, 2004 (9)

3.4

Restated Bylaws of Signalife, Inc. (19)

4.

Legal opinion by John M. Woodbury, Jr., Esq. *

5.1

Specimen common stock certificate (8)

5.2

Specimen series ’A’ preferred stock certificate (8)

5.3

Signalife, Inc. (formerly Recom Managed Systems, Inc.) 2002 Stock Plan adopted on November 1, 2002 (6)

5.4

Form of option issued under Signalife, Inc. (formerly Recom Managed Systems, Inc.) 2002 Stock used for grants preceding 2004 (8)

5.5

Form of option issued under Signalife, Inc. (formerly Recom Managed Systems, Inc.) 2002 Stock used for grants preceding 2004 (8)

5.6

Signalife, Inc. (formerly Recom Managed Systems, Inc.) 2003 Nonqualified Stock Option And Stock Plan adopted on March 31, 2002 (6)

5.7

Signalife 2006 Omnibus Equity Compensation Plan, as adopted effective as of June 7, 2006 (20)

5.8

Warrant To Purchase Common Stock dated September 19, 2002 issued to Sim Farrar (2)

5.9

Form of Standard Warrant (8)

5.10

Form of Class ’A’ Warrant (8)

5.11

Form of Class ‘C’ Warrant (8)

5.12

Agent’s Warrant dated November 1, 2003 with Maxim Group LLC (9)

5.13

Agent’s Warrant dated November 1, 2003 with Jenkins Capital Management, LLC (11)

5.14

Common Stock Purchase Warrant dated December 29, 2004 granted to DKR SoundShore Oasis Holding Fund Ltd. (13)

5.15

Common Stock Purchase Warrant dated March 31, 2005 granted to Trellus Partners, LP (16)

5.16

Common Stock Purchase Warrant dated April 8, 2005 granted to Lagunitas Partners, LP (16)

5.17

Common Stock Purchase Warrant dated April 8, 2005 granted to Gruber & McBaine International (16)

5.18

Common Stock Purchase Warrant dated April 8, 2005 granted to John D and Linda W. Gruber (16)

5.19

Common Stock Purchase Warrant dated April 8, 2005 granted to J. Patterson McBaine (16)

5.20

Form of Common Stock Purchase Warrant dated October 16, 2006 granted to Trellus Partners, LP, Trellus Partners II, LP and Trellus Offshore Fund Ltd. (21)

5.21

Form of Common Stock Purchase Warrant dated October 31, 2006 granted to Nite Capital, LP, Otago Partners, LLC, and Landmark Charity Foundation (21)

5.22

Signalife, Inc. Common Stock Purchase Warrant dated August 6, 2007 in favor of YA Global Investments, L.P. (22)

5.23

Signalife, Inc. Common Stock Purchase Warrant dated August 6, 2007 in favor of YA Global Investments, L.P. (22)

10.1

Standard Multi-Tenant Office Lease dated August 20, 2002 between Bershin Properties I, LLC, as lessor, and Recom Managed Systems, Inc., LLC, as lessee (9)

10.2

Addendum To Standard Office Lease dated August 20, 2002 between Bershin Properties I, LLC, as lessor, and Recom Managed Systems, Inc., as lessee (9)

10.3

Addendum To Standard Office Lease dated December 17, 2003 between Bershin Properties I, LLC, as lessor, and Recom Managed Systems, Inc., as lessee (9)

10.4

Stock Acquisition and Signal Technologies Transfer Agreement dated September 12, 2002 between Recom Managed Systems, Inc. and ARC Finance Group, LLC (2)

10.5

Employment Agreement dated October 14, 2002 between Recom Managed Systems, Inc. and Marvin H. Fink (3)

10.6

License Agreement dated December 9, 1993 between Dr. Budimir S. Drakulic and Teledyne Electronic Industries, Inc. (8)

10.7

Restricted Stock Agreement dated October 14, 2002 between Recom Managed Systems, Inc. and Marvin H. Fink (3)(4)

10.8

Indemnification Agreement dated October 14, 2002 between Recom Managed Systems, Inc. and Marvin H. Fink (3)(4)

10.9

Loan-out Agreement dated October 15, 2002 between Recom Managed Systems, Inc. and Budimir Drakulic, B World and B Technologies (3)

10.10

Restricted Stock Agreement dated October 15, 2002 between Recom Managed Systems, Inc. and Budimir Drakulic, B World and B Technologies (3)(5)

10.11

Consulting Agreement dated November 1, 2002 between Recom Managed Systems, Inc. and Ellsworth Roston (3)

10.12

Employment, Confidential Information, Invention Assignment, And Arbitration Agreement dated October 15, 2002 between Recom Managed Systems, Inc. and Budimir Drakulic, B World and B Technologies (3)(5)

10.13

Consulting Agreement dated February 14, 2003 between Recom Managed Systems, Inc. and Lowell T. Harmison (8)

10.14

Employment Agreement dated March 10, 2003 between Recom Managed Systems, Inc. and Charles E. McGill (6)

10.15

Investment Banking Agreement dated April 15, 2003 between Recom Managed Systems, Inc. and Brookstreet Securities Corporation (7)

10.16

Investment Banking Agreement dated July 17, 2003 between Recom Managed Systems, Inc. and Maxim Group, LLC (9)

10.17

Placement Agency Agreement dated September 4, 2003 between Recom Managed Systems, Inc. and Maxim Group, LLC (9)

10.18

Form of Registration Rights Agreement for purchasers of Series ’A’ Preferred Stock (8)

10.19

Scope Letters and Engagement Agreements dated December 18, 2003, January 23, 2004 and March 22, 2004 between Recom Managed Systems, Inc. and CFO 911 (9)

10.20

Non-Binding Letter of Intent dated January 10, 2004 between Recom Managed Systems, Inc. and TZ Medical Inc. (9)

10.21

Settlement Agreement And Releases, Warrant and Piggyback Registration Rights Agreement each dated April 28, 2004 between Recom Managed Systems, Inc., Mitchell J. Stein, ARC Finance Group, LLC, Tracey Hampton-Stein and Rex Julian Beaber (9)

10.22

Consulting Agreement between Recom Managed Systems, Inc. and Dr. Michael Laks (10)

10.23

Consulting Agreement between Recom Managed Systems, Inc. and Dr. Mitchell W. Krucoff (10)

10.24

Research And Development Services Agreement dated May 12, 2004 between Recom Managed Systems, Inc. and Battelle Memorial Institute (10)

10.25

Consulting Agreement between Recom Managed Systems, Inc. and Dr. Andrea Natale (11)

10.26

Sponsored Research Agreement dated August 30, 2004 between Recom Managed Systems, Inc. and Duke Clinical Research Institute (12)

10.27

Securities Purchase Agreement dated December 29, 2004 between Recom Managed Systems, Inc. and DKR SoundShore Oasis Holding Fund Ltd. (13)

10.28

8% Convertible Debenture dated December 29, 2004 granted to DKR SoundShore Oasis Holding Fund Ltd. (13)

10.29

Registration Rights Agreement dated December 29, 2004 between Recom Managed Systems, Inc. and DKR SoundShore Oasis Holding Fund Ltd. (13)

10.30

Common Stock Purchase Agreement dated March 31, 2005 between Recom Managed Systems, Inc. and Trellus Partners, LP (16)

10.31

Registration Rights Agreement dated March 31, 2005 between Recom Managed Systems, Inc. and Trellus Partners, LP (16)

10.32

Common Stock Purchase Agreement dated April 8, 2005 between Recom Managed Systems, Inc. and Lagunitas Partners, LP, Gruber & McBaine International, Jon D. and Linda W. Gruber, and J. Patterson McBaine, LP (16)

10.33

Registration Rights Agreement dated April 8, 2005 between Recom Managed Systems, Inc. and Lagunitas Partners, LP, Gruber & McBaine International, Jon D. and Linda W. Gruber, and J. Patterson McBaine, LP (16)

10.34

Common Stock Purchase Agreement dated October 16, 2006 between Signalife, Inc. and Trellus Partners, LP, Trellus Partners II, LP and Trellus Offshore Fund Ltd., Nite Capital, LP, Otago Partners, LLC, and Landmark Charity Foundation (21)

10.35

Form of Registration Rights Agreement dated October 16, 2006 between Signalife, Inc. and Trellus Partners, LP, Trellus Partners II, LP and Trellus Offshore Fund Ltd. (21)

10.36

Form of Registration Rights Agreement dated October 31, 2006 between Signalife, Inc. and Nite Capital, LP, Otago Partners, LLC, and Landmark Charity Foundation (21)

10.37

Employment Agreement dated April 15, 2005 between Recom Managed Systems, Inc. and Pamela M. Bunes (16)

10.38

Employment Agreement dated April 15, 2005 between Recom Managed Systems, Inc. and Rodney Hildebrandt (16)

10.39

Office Lease Agreement dated May 31, 2005 between Recom Managed Systems, Inc. and Falls Place, LLC (18)

10.40

Investment Banking Agreement dated June 10, 2005 between Recom Managed Systems, Inc. and Maxim Partners, LLC (18)

10.41

Consulting agreement dated March 14, 2006 between Signalife, Inc. and James M. Lyons, including amendment (18)

10.42

Sales and Marketing Services Agreement dated March 26, 2006 between Signalife, Inc. and Rubbermaid, Inc. (18)

10.43

Securities Purchase Agreement dated August 6, 2007 between Signalife, Inc. and YA Global Investments, L.P. (22)

10.44

Standby Equity Distribution Agreement dated August 6, 2007 between Signalife, Inc. and YA Global Investments, L.P. (22)

10.45

Placement Agent Agreement dated August 6, 2007 between Signalife, Inc. and Newbridge Securities Corporation (22)

10.46

Registration Rights Agreement dated August 6, 2007 between Signalife, Inc. and YA Global Investments, L.P. (22)

10.47

Registration Rights Agreement dated August 6, 2007 between Signalife, Inc. and YA Global Investments, L.P. (22)

21.

List of subsidiaries (24)

23.

Consent of Elliott Davis, LLC *(25)

24.

Powers of Attorney for Directors (23)

*

Filed herewith

(1)

Previously filed as an exhibit to our annual report on form 10-KSB for our fiscal year ended December 31, 2001 filed with the SEC on February 22, 2002.

(2)

Previously filed as an exhibit to our current report on form 8-K filed with the SEC on September 25, 2002.

(3)

Previously filed as an exhibit to our quarterly report on form 10-QSB for our fiscal quarter ended September 30, 2002 filed with the SEC on November 12, 2002.

(4)

Filed as part of the Employment Agreement for Mr. Fink noted in item (3).

(5)

Filed as part of the Loan-Out Agreement for with B World Technologies, B Technologies and Dr. Drakulic noted in item (3).

(6)

Previously filed as an exhibit to our annual report on form 10-KSB for our fiscal year ended December 31, 2002 filed with the SEC on March 26, 2003.

(7)

Previously filed as an exhibit to our quarterly report on form 10-QSB for our fiscal quarter ended March 30, 2003 filed with the SEC on May 7, 2003.

(8)

Previously filed as an exhibit to our registration statement on form SB-2 filed with the SEC on January 2, 2004.

(9)

Previously filed as an exhibit to our registration statement on form SB-2 (amendment no. 2) filed with the SEC on May 11, 2004.

(10)

Previously filed as an exhibit to our registration statement on form SB-2 (amendment no. 3) filed with the SEC on July 26, 2004.

(11)

Previously filed as an exhibit to our registration statement on form SB-2 (amendment no. 4) filed with the SEC on October 18, 2004.

(12)

Previously filed as an exhibit to our registration statement on form SB-2 (amendment no. 5) filed with the SEC on November 5, 2004.

(13)

Previously filed as an exhibit to our current report on form 8-K filed with the SEC on December 30, 2004.

(14)

Previously filed as an exhibit to our registration statement on form SB-2 filed with the SEC on January 26, 2005.

(15)

Previously filed as an exhibit to our annual report on form 10-KSB for our fiscal year ended December 31, 2004 filed with the SEC on March 31, 2005.

(16)

Previously filed as an exhibit to our quarterly report on form 10-QSB for our fiscal quarter ended March 30, 2005 filed with the SEC on May 16, 2005.

(17)

Previously filed as an exhibit to our current report on form 8-K filed with the SEC on November 9, 2005.

(18)

Previously filed as an exhibit to our report on form 10-KSB for our fiscal year ended December 31, 2005 filed with the SEC on April 3, 2006

(19)

Previously filed as an exhibit to our current report on form 8-K filed with the SEC on May 15, 2006.

(20)

Previously filed as an exhibit to our registration statement on for  S-8 filed with the SEC on June 12, 2006.

(21)

Previously filed as an exhibit to our quarterly report on form 10-QSB for our fiscal quarter ended September 30, 2006 filed with the SEC on November 13, 2006.

(22)

Previously filed as an exhibit to our current report on form 8-K filed with the SEC on August 20, 2007.

(23)

Previously filed as part of the signature page of the initial filing of this registration statement filed with the SEC on September 17, 2007.

(24)

Previously filed as an exhibit to the initial filing of this registration statement filed with the SEC on September 17, 2007

(25)

Previously filed as an exhibit to amendment no. 2 to this registration statement filed with the SEC on

Item 17

Undertakings

We hereby undertake to:

1.

File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

a.

Include any prospectus required by section 10(a)(3) of the Securities Act;

b.

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the SEC under Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table on the face page of the effective registration statement; or

c.

Include any additional or changed material information on the plan of distribution.

2.

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.

For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

5.

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  If a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Studio City, State of California, on December 18, 2007.

SIGNALIFE, INC.
By:	/s/ Lowell T. Harmison
Lowell T. Harmison President and Chief Operating Officer (principal executive officer)
By:	/s/ Kevin F. Pickard
Kevin F. Pickard Interim Chief Financial Officer (principal accounting and financial officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was been signed by the following persons in the capacities and on the dates stated:

By:	/s/ Lowell T. Harmison		December 18, 2007
Lowell T. Harmison		President and Chief Operating Officer; and Director
By:	/s/ Ellsworth Roston *		December 18, 2007
Ellsworth Roston		Director
By:	/s/ Jennifer Black *		December 18, 2007
Jennifer Black		Director
By:	/s/ Rowland Perkins *		December 18, 2007
Rowland Perkins		Director
By:	/s/ Charles H Harrison *		December 18, 2007
Charles H. Harrison		Director
By:	/s/ Robert E. Windom *		December 18, 2007
Robert E. Windom		Director

By:	/s/ Jay A. Johnson *		December18, 2007
Jay A. Johnson		Director
* By:	/s/ Lowell T. Harmison
Lowell T. Harmison Agent-In-Fact